Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of XTL Biopharmaceuticals Ltd. of our report dated April 26, 2015 relating to the financial statements, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Tel Aviv, Israel	Kesselman & Kesselman
December 31, 2015	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated April 25, 2013 relating to the financial statements of Proteologics Ltd., which appears in XTL Biopharmaceuticals Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2012. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Tel Aviv, Israel	Kesselman & Kesselman
December 31, 2015	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited